Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	IPmedia@koss.com
July 23, 2020

Koss® Corporation Announces Second Phase of Intellectual Property Enforcement Program

(Milwaukee, Wisconsin) July 23, 2020 – Koss® Corporation (NASDAQ Symbol: KOSS), the U.S. based high-fidelity Stereophone manufacturer and inventor of the world’s first SP/3 Stereophone in 1958, announced the next phase of the company’s intellectual property enforcement program.

“Koss has taken deliberate action and filed multiple complaints in United States District Court against multiple companies that we believe are engaging in the willful infringement of several Koss patents,” said Michael J. Koss, Jr., Vice President – Marketing & Product.

The Koss patents in this enforcement action date back to the mid-2000s when Koss began investing heavily in developing and inventing truly wireless headphones capable of operating as bidirectional endpoints, the company called this project “Striva”. Many of the features of the various headphones and other devices that Koss invented as part of Striva were patented, and Koss believes that major brands in the audio industry are now willfully infringing upon these patents.

“In 1958, my grandfather, John C. Koss invented the world’s first SP/3 Stereophone. That invention has often been credited for creating the global stereo headphone industry. Almost 50 years later, my father, Michael J. Koss, Koss Corporation Chairman and CEO, carried on my grandfather’s inventive spirit with the creation of Striva,” said Koss.

Koss went on to explain that the company is monitoring developments in the market and will take action against other unauthorized products being sold that infringe on any of its patents.

“Our singular focus has been to shepherd the industry that John Koss created by obsessively developing new products to bring people closer to the music they love,” Koss said. “It is impossible for us to be responsible stewards of our industry when our ideas, inventions and intellectual property rights are disregarded.”

Koss® Corporation: The Original American Stereophone Company since 1958

Koss® markets a complete line of high-fidelity headphones, wireless Bluetooth® headphones, wireless Bluetooth® speakers, computer headsets, telecommunications headsets, active noise canceling headphones, and compact disc recordings of American Symphony Orchestras on the Koss Classics® label. For more information, follow Koss on Instagram @Koss, Twitter @KossHeadphones, on Facebook at Facebook.com/Koss, or at Koss.com.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "may," "will," "should," "forecasts," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology. These statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company's and its customers' products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances or new information. In addition, such uncertainties and other operational matters are discussed further in the Company's quarterly and annual filings with the Securities and Exchange Commission.

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